Exhibit 3.32

State of Delaware Secretary of State Division of Corporations Delivered 10:43 AM 12/14/2007 FILED 10:34 AM 12/14/2007 SRV 071322863 – 4473872 FILE

CERTIFICATE OF FORMATION

OF

INFRASOURCE TELECOMMUNICATION SERVICES, LLC

This Certificate of Formation of InfraSource Telecommunication Services, LLC (the “Company”), dated as of December 14, 2007, is being duly executed and filed by the undersigned to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

1. Name. The name of the limited liability company is InfraSource Telecommunication Services, LLC.

2. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.

3. Registered Agent. The name of the registered agent of the Company at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of InfraSource Telecommunication Services, LLC as of the date first written above.

By:	/s/ Tana L. Pool
Tana L. Pool, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 11:56 AM 01/29/2013 FILED 11:56 AM 01/29/2013 SRV 130101356 – 4473872 FILE

CERTIFICATE OF OWNERSHIP

MERGING

INFRASOURCE TELECOMMUNICATION SERVICES, LLC

WITH

PARKSIDE UTILITY CONSTRUCTION CORP.

January 29, 2013

(Pursuant to Section 267 of the General Corporation Law of the State of Delaware (the “DGCL”)

and

Section 18-209(i) of the Limited Liability Company Act of the State of Delaware (the “Act”)

InfraSource Telecommunication Services, LLC, a Delaware limited liability company formed on the 14th day of December, 2007, pursuant to the provisions of the Act (“IFS”);

DOES HEREBY CERTIFY that IFS owns 100% of the capital stock of Parkside Utility Construction Corp., a Delaware corporation incorporated on the 26th day of July, 1999, pursuant to the provisions of the DGCL (“Parkside”), and that IFS, by written consent of its sole member on the 29th day of January, 2013, determined to and did merge with Parkside, which resolution is in the following words to wit:

WHEREAS, IFS lawfully owns 100% of the outstanding stock of Parkside, and

WHEREAS, IFS desires to merge with Parkside, and to be possessed of all the estate, property, rights, privileges and franchises of Parkside,

NOW, THEREFORE, BE IT:

RESOLVED, that IFS and Parkside merge and IFS assumes all of Parkside’s liabilities and obligations;

RESOLVED, that IFS continue as the surviving entity;

RESOLVED, that an authorized officer of IFS be, and hereby is, directed to make and execute a certificate of ownership setting forth a copy of the resolution to merge and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of New Castle County;

RESOLVED, that the officers of IFS be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger;

RESOLVED, that the merger is authorized in accordance with the Operating Agreement of IFS and the laws of the State of Delaware; and

RESOLVED that IFS relinquishes its entity name and assumes in place thereof the name “Parkside Utility Construction, LLC”.

IN WITNESS WHEREOF, IFS has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer on the date first written above.

INFRASOURCE TELECOMMUNICATION SERVICES, LLC

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet
Title: Secretary

[Signature Page to Certificate of Ownership and Merger]